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                                                                    Exhibit 8(a)

                              Godfrey & Kahn, S.C.
                             780 North Water Street

                            Milwaukee, WI 53202-3590
                                  www.gklaw.com

                               Phone: 414-273-3500
                                Fax: 414-273-5198


                                January 15, 2002


Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202

         RE: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and Century Bancshares, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") in connection with the planned merger of Century Bancshares, Inc., a Minnesota corporation ("Century Bancshares"), with and into M&I, pursuant to the Agreement and Plan of Merger, dated as of December 3, 2001, by and between M&I and Century Bancshares as described in the proxy statement of Century Bancshares and prospectus of M&I dated January 15, 2002 (the "Proxy Statement/Prospectus") which is part of the registration statement on Form S-4, dated January 15, 2002 (the "Registration Statement") to which this opinion is attached as an exhibit.

         It is our opinion that the discussion set forth under the heading "THE MERGER - Material Federal Income Tax Consequences" in the Proxy
Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "THE MERGER" - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ Godfrey & Kahn, S.C.

                                     GODFREY & KAHN, S.C.